Two Harbors Investment Corp.
Reports Third Quarter 2010 Financial Results

NEW YORK, November 8, 2010 - Two Harbors Investment Corp. (NYSE Amex: TWO; TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities, today announced its financial results for the quarter ended September 30, 2010.

Third Quarter 2010 Highlights:

•	Achieved total Comprehensive Income of $24.1 million, or $0.92 per diluted weighted share, reflecting strong yields and portfolio appreciation.

•	Reported Adjusted GAAP Earnings[2] of $0.39 per share, representing a 17.3% return on average equity on an annualized basis.

•	Increased Book Value 6.2% on a sequential quarter basis to $9.24 per diluted weighted share.

•	Declared a dividend of $0.39 per common share, or 17.3% dividend yield, based upon September 30, 2010, closing price of $9.02.

“We are proud of the quarter in all respects,” said Thomas Siering, Two Harbors' President and Chief Executive Officer. “Our total Comprehensive Income of $0.92 per diluted weighted share represented a 40.7% return on average equity on an annualized basis."

Operating Performance

The following table summarizes the company's GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2010:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q3-2010			Q3 YTD 2010
Earnings	Earnings	Earnings per Diluted Weighted share	Return on Average equity	Earnings	Earnings per Diluted Weighted share	Return on Average equity
Core Earnings[1]	$7,568	$0.29	12.8%	$17,261	$0.83	12.3%
GAAP Net Income	$9,880	$0.38	16.7%	$19,295	$0.93	13.7%
Adjusted GAAP Earnings[2]	$10,241	$0.39	17.3%	$23,090	$1.12	16.4%
Comprehensive Income	$24,109	$0.92	40.7%	$36,296	$1.75	25.8%

Operating Metrics	Q3-2010
Dividend per common share	$0.39
Book value per diluted share at period end	$9.24
Expenses as a percentage of average equity	2.0%

(1)  Core Earnings is a non-GAAP measure that the company defines as net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on interest rate swaps, gains or losses on other derivative instruments and certain non-recurring expenses.
(2)  Adjusted GAAP Earnings is a non-GAAP measure that the company defines as GAAP earnings, excluding the unrealized fair value gains and losses associated with the company's interest rate swaps.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended September 30, 2010 of $7.6 million, or $0.29 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended June 30, 2010 of $5.8 million, or $0.26 per diluted weighted average common share outstanding.

During the quarter, the company sold residential mortgage-backed securities (RMBS) and U.S. Treasuries for $130.3 million with an amortized cost of $127.7 million for a net realized gain of $2.5 million, net of tax.  During the quarter, the company terminated an interest rate swap position and realized a loss of $2.5 million, net of tax.  In addition, the company recognized in earnings an unrealized loss, net of tax, of $0.4 million associated with its interest rate swaps, and net gains on other derivative instruments of approximately $2.7 million, net of tax.

The company reported GAAP Net Income of $9.9 million, or $0.38 per diluted weighted average share outstanding, for the quarter ended September 30, 2010, as compared to $4.1 million, or $0.18 per diluted weighted average share outstanding, for the quarter ended June 30, 2010.  On a GAAP basis, the company provided an annualized return on average equity of 16.7% and 8.1% for the quarters ended September 30, 2010 and June 30, 2010, respectively.

Two Harbors reported Adjusted GAAP Earnings for the quarter ended September 30, 2010 of $10.2 million, or $0.39 per diluted weighted average common share outstanding, as compared to Adjusted GAAP Earnings for the quarter ended June 30, 2010 of $6.8 million or $0.30 per diluted weighted average common share outstanding.  On an Adjusted GAAP Earnings basis, the company recognized an annualized return on average equity of 17.3% and 13.4% for the comparative periods. “Adjusted GAAP Earnings” represents a non-GAAP measure and is defined as GAAP net income (loss) exclusive of unrealized gains and losses from interest rate swaps, net of tax.

The company reported Comprehensive Income of $24.1 million, or $0.92 per diluted weighted average share outstanding, for the quarter ended September 30, 2010, as compared to Comprehensive Income of $3.4 million, or $0.15 per diluted weighted average share outstanding, for the quarter ended June 30, 2010. The increase is primarily attributable to favorable third quarter 2010 market conditions and strong underlying performance in our non-Agency portfolio. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 40.7% and 6.7% for the comparative periods.

“This significant increase in Comprehensive Income is primarily attributable to favorable third quarter 2010 market conditions and strong underlying performance in our non-Agency portfolio, and is not indicative of our expectations for future quarters,” noted Thomas Siering.

Other Key Operating Metrics
Two Harbors declared a quarterly dividend of $0.39 per common share for the quarter ended September 30, 2010 and $0.33 per common share for the quarter ended June 30, 2010. The annualized dividend yield on the company's common stock for the quarter ended September 30, 2010, based on the September 30, 2010 closing price of $9.02, was 17.3%.

The company's book value per diluted share, after giving effect to the third quarter $0.39 dividend, was $9.24 as of September 30, 2010, compared to $8.70 as of June 30, 2010.

Operating expenses for the third quarter were approximately $1.2 million, or 2.0% of average equity, compared to approximately $1.1 million, or 2.2%, for the second quarter of 2010.

"In addition to our portfolio delivering favorable operating metrics," said Jeff Stolt, Two Harbors' Chief Financial Officer, "we are pleased that our expense ratio was reduced to 2.0% in the quarter, in-line with our expectations and consistent with our on-going cost management efforts."

Portfolio Summary

For the quarter ended September 30, 2010, the annualized yield on average RMBS available-for-sale securities was 5.3% and the annualized cost of funds on the average borrowings was 0.7%, which resulted in a net interest rate spread of 4.6%. The company reported debt-to-equity, defined as total borrowings to fund RMBS and Agency derivatives divided by total equity, of 3.3:1.0 and 3.2:1.0 at September 30, 2010 and June 30, 2010, respectively.

Early in the third quarter, the company fully deployed proceeds from its April capital raise, which resulted in a RMBS portfolio as of September 30, 2010 with a total value of $930.0 million, comprised of $655.8 million of Agency RMBS and $274.2 million of non-Agency RMBS. In addition, the company held $145.9 million of U.S. Treasuries. As of September 30, 2010, fixed-rate securities comprised 49.0% of the company's RMBS portfolio and adjustable-rate securities comprised 51.0% of the company's RMBS portfolio.

Two Harbors was a party to interest rate swaps as of September 30, 2010 with an aggregate notional amount of $425.0 million, of which $275.0 million was utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements. This notional position represents 34.5% of the company's $797.5 million in outstanding borrowings collateralized by RMBS and Agency derivatives.

The following table summarizes the company's portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS Portfolio Composition	As of September 30, 2010
Agency Bonds
Fixed Rate Bonds	$372,153	40.0%
Hybrid ARMS	283,664	30.5%
Total Agency	655,817	70.5%
Non-Agency Bonds
Senior Bonds	222,715	24.0%
Mezzanine Bonds	51,444	5.5%
Total Non-Agency	274,159	29.5%

Aggregate RMBS Portfolio	$929,976

Fixed-rate investment securities as a percentage of RMBS portfolio	49.0%
Adjustable-rate investment securities as a percentage of RMBS portfolio	51.0%

Portfolio Metrics	For the Quarter Ended September 30, 2010
Annualized yield on average RMBS available-for-sale securities during the quarter
Agency securities	3.5%
Non-Agency securities	10.4%
Aggregate Portfolio	5.3%
Annualized cost of funds on average repurchase balance during the quarter for RMBS	0.7%
Annualized interest rate spread for RMBS during the quarter	4.6%
Weighted average cost basis of principal and interest securities
Agency	$106.13
Non-Agency	$58.59
Weighted average three month CPR for our RMBS portfolio
Agency	9.7%
Non-Agency	11.9%
Debt-to-equity ratio at period-end[1]	3.3 to 1.0

(1) Defined as total borrowings to fund RMBS and Agency derivatives divided by total equity.

RMBS Agency securities owned by Two Harbors at September 30, 2010 experienced a three-month average Constant Prepayment Rate (CPR) of 9.7% during the third quarter of 2010, as compared to 12.5% during the second quarter of 2010. Including our Agency inverse interest-only derivatives (IIO Securities), Two Harbors experienced a three-month average CPR of 10.0% during the third quarter of 2010, as compared to 12.7% during the second quarter of 2010.  The weighted average cost basis of the Agency portfolio was 106.1% of par as of September 30, 2010 and 105.7% of par as of June 30, 2010. The net premium amortization was $3.3 million and $2.8 million for the quarters ended September 30, 2010 and June 30, 2010, respectively.

Non-Agency securities owned by Two Harbors at September 30, 2010 experienced a three-month average CPR of 11.9% during the third quarter of 2010 as compared to 12.9% during the second quarter of 2010. The weighted average cost basis of the non-Agency portfolio was 58.6% of par as of September 30, 2010 and 59.2% of par as of June 30, 2010. The discount accretion was $3.1 million and $2.5 million for the quarters ended September 30, 2010 and June 30, 2010, respectively. The total net discount remaining was $250.9 million and $184.9 million as of September 30, 2010 and June 30, 2010, respectively.

“We are pleased with the underlying performance of our RMBS portfolio, which continued to produce strong Agency and non-Agency yields driven by favorable prepayment speeds and credit performance," stated Bill Roth, Two Harbors' Co-Chief Investment Officer.  "Additionally, our investment allocation to IIO Securities, which are accounted for as derivatives and not included in Core Earnings, further enhanced our returns while assisting in achieving our overall risk management objectives. During the third quarter, we recorded interest income on IIO Securities of approximately $1.5 million, or $0.06 per diluted weighted share, as compared to $0.5 million, or $0.03 per diluted weighted share in the second quarter of 2010.”

Conference Call

Two Harbors Investment Corp. will host a conference call on November 9, 2010 at 9:00 a.m. EST to discuss third quarter 2010 financial results and related information. To participate in the teleconference, please call toll-free 877-868-1835 (or 914-495-8581 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company's website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12 p.m. EST on November 9, 2010 through 9 p.m. EST on November 16, 2010. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Confirmation Code 20899631. The call will also be archived on the company's website in the Investor Relations section under the Events and Presentations link.

About Two Harbors Investment Corp.

Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers, LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operation costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates, the impact of new legislation or regulatory changes on our operations, and unanticipated changes in overall market and economic conditions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures that exclude certain items. Two Harbors' management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company's core business operations, and uses these measures to gain a comparative understanding of the company's operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors' operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 8 of this release.

Additional Information

Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC's Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305, telephone 612-238-3300.

Contact

Anh Huynh, Investor Relations, Two Harbors Investment Corp., 212-364-3221.

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2010	December 31, 2010
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$1,075,848	$494,465
Cash and cash equivalents	66,199	26,105
Total earning assets	1,142,047	520,570
Restricted cash	27,727	8,913
Accrued interest receivable	4,251	2,580
Due from counterparties	15,856	4,877
Derivative assets, at fair value	21,077	364
Prepaid expenses	139	572
Deferred tax assets	1,038	—
Prepaid tax assets	90	490
Total Assets	$1,212,225	$538,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$942,993	$411,893
Derivative liabilities, at fair value	15,268	—
Accrued interest payable	640	114
Deferred tax liabilities	—	124
Accrued expenses and other liabilities	1,782	1,030
Dividends payable	10,189	3,484
Total Liabilities	970,872	416,645

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and oustanding	—	—
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 26,067,590 and 13,379,209 shares issued and outstanding, respectively	261	134
Additional paid-in capital	238,601	131,756
Accumulated other comprehensive income (loss)	16,052	(950)
Cumulative (losses) earnings	13,559	(5,735)
Cumulative distributions to stockholders	(27,120)	(3,484)
Total stockholders’ equity	241,353	121,721
Total Liabilities and Stockholders’ Equity	$1,212,225	$538,366

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Interest income:
Available-for-sale securities	$11,823	$—	$27,064	$—
Trading securities	15	—	15	—
Cash and cash equivalents	27	1	70	56
Total interest income	11,865	1	27,149	56
Interest expense	1,395	—	2,777	—
Net interest income	10,470	1	24,372	56
Other income:
Gain on sale of investment securities, net	2,577	—	4,608	—
Loss on interest rate swap agreements	(4,436)	—	(10,037)	—
Gain on other derivative instruments	3,098	—	4,197	—
Total other income	1,239	—	(1,232)	—
Expenses:
Management fees	862	—	2,068	—
Operating expenses	1,213	1,040	3,332	2,746
Total expenses	2,075	1,040	5,400	2,746
Net income (loss) before income taxes	9,634	(1,039)	17,740	(2,690)
Benefit from income taxes	246	119	1,555	366
Net income (loss)	9,880	(920)	19,295	(2,324)
Accretion of Trust Account income relating to common stock subject to possible conversion	—	(25)	—	(93)
Net income (loss) attributable to common stockholders	$9,880	$(945)	$19,295	$(2,417)

Net income (loss) available per share to common stockholders:
Basic	$0.38	$(0.04)	$0.93	$(0.10)
Diluted	$0.38	$(0.04)	$0.93	$(0.10)

Weighted average shares outstanding:
Basic	26,067,590	24,936,558	20,654,958	24,936,558
Diluted	26,126,212	24,936,558	20,691,461	24,936,558

Comprehensive income (loss):

Net income (loss)	$9,880	$(945)	$19,295	$(2,417)
Other comprehensive income
Net unrealized gain on available-for-sale securities, net of tax	14,229	—	17,001	—
Other comprehensive income	14,229	—	17,001	—
Comprehensive income (loss)	$24,109	$(945)	$36,296	$(2,417)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Reconciliation of net income (loss) attributable to common stockholders to Core Earnings:

Net income (loss) attributable to common stockholders	$9,880	$(945)	$19,295	$(2,417)

Adjustments for non-core earnings:
Gain on sales of securities, net of tax	(2,494)	—	(4,525)	—
Unrealized loss on interest rate swap agreements, net of tax	361	—	3,795	—
Realized loss on termination of swaps, net of tax	2,486		2,486
Gain on other derivative instruments, net of tax	(2,665)	—	(3,790)	—

Core Earnings	$7,568	$(945)	$17,261	$(2,417)

Weighted average shares outstanding - diluted	26,126,212		20,691,461

Core Earnings per weighted average share outstanding - diluted	$0.29	NM	$0.83	NM

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Reconciliation of net income (loss) attributable to common stockholders to Adjusted GAAP Earnings:

Net income (loss) attributable to common stockholders	$9,880	$(945)	$19,295	$(2,417)

Adjustments to GAAP Net Income:
Unrealized loss on interest rate swap agreements, net of tax	361	—	3,795	—

Adjusted GAAP Earnings	$10,241	$(945)	$23,090	$(2,417)

Weighted average shares outstanding - diluted	26,126,212		20,691,461

Adjusted GAAP Earnings per weighted average share outstanding - diluted	$0.39	NM	$1.12	NM

NM = not meaningful